Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 18, 1999 (except for note B, as to which the date is March 2, 1999) accompanying the consolidated financial statements of Cimnet, Inc. (formerly Western Technology and Research, Inc.) contained in this Registration Statement. We consent to the inclusion in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
November 11, 1999